                           BUSINESS AND TRADE NETWORK

                                       OF

                             AMERICA, INC. AGREEMENT



                                FEBRUARY 24, 2000

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
1.       Scope of Work..................................................................1


2.       Relationship and Duties........................................................2


3.       Exclusivity....................................................................2


4.       Confidential Information.......................................................4


5.       Rights in "Intellectual Property" and "Software"...............................4
         5.1      Cavion Intellectual Property..........................................4
         5.2      BATNET Intellectual Property..........................................5
         5.3      Jointly Owned Intellectual Property...................................6

6.       Protection of Proprietary Rights...............................................6


7.       Copyright and Proprietary Notices..............................................6


8.       Term...........................................................................6


9.       Representations and Warranties Made By BATNET..................................7


10.      Representations and Warranties Made by Cavion..................................8


11.      Security Standards.............................................................9


12.      Indemnification................................................................9


13.      Waiver.........................................................................9


14.      Force Majeure.................................................................10


15.      Notices.......................................................................10


16.      Limitation of Agreement.......................................................10


17.      Right to Audit................................................................10


18.      Assignment....................................................................11


19.      Arbitration...................................................................11


20.      Titles and Headings...........................................................12


21.      Exhibits......................................................................12


22.      Severability..................................................................12


23.      Counterparts..................................................................12


24.      Entire Agreement..............................................................12

Exhibit A - BATNET Services

Exhibit B - CAVION Services

Exhibit C - Commissions/Fees--Revenue Split

Exhibit D - Marketing

Exhibit E - BATNET Business Associations

Exhibit F - Cavion Business Associations

Exhibit G - Examples of Cavion Third-Party Financial Service Providers

                          BUSINESS AND TRADE NETWORK OF
                             AMERICA, INC. AGREEMENT

     This Agreement is made and entered into as of February 24, 2000, ("Effective Date") by and between BUSINESS & TRADE NETWORK OF AMERICA, INC. ("BATNET"), a Delaware corporation, with principal offices located at 33 Wood Avenue South, Iselin, New Jersey, 08830, and CAVION TECHNOLOGIES, INC. ("Cavion"), a Colorado corporation, with principal offices located at 7475 Dakin Street, Denver Co 80221 ("Agreement").

     WHEREAS, BATNET is an Internet based e-commerce corporation which engages in the business of developing, creating, and customizing versions of its Internet based marketplace known as the BATNET affinity marketplace (hereinafter "BAM") to business, trade and like groups;

     WHEREAS, Cavion engages in the business of developing, creating, customizing and hosting of Credit Union e-commerce, secure connectivity, and Internet based transactional banking software.

     WHEREAS, Cavion desires to obtain the services of BATNET as more fully described below, and BATNET agrees to provide services to Cavion on the terms set forth in this Agreement.

     WHEREAS, BATNET shall develop, customize, maintain, and manage, in accordance with Cavion's instructions and subject to Cavion's approval, a secure site within BAM for the Credit Unions who are eligible to participate in BAM (hereinafter "Cavion Credit Unions").

     WHEREAS, the BAM web pages shall be called from within a frame or other like technologies together with other frames that have been branded by Cavion or Cavion Credit Unions.

     NOW, THEREFORE in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.   SCOPE OF WORK

     Cavion agrees to engage BATNET to develop, customize, maintain, and manage an Internet-based affinity marketing and member-benefits program known as the BATNET Affinity Marketplace ("BAM") for Member Emporium or each Cavion Credit Union that is eligible to participate in a BAM. Each BAM shall consist of an

Internet based affinity marketing and member benefit program and other services, as set forth in Exhibits A (BATNET Services), Exhibit B (Cavion Services), Exhibit C (Commissions/Fees -- Revenue Split), and Exhibit D (Marketing) (the "Services") to enable the membership of Cavion Credit Unions ("Members") to register Online or otherwise, review product information, and purchase product(s) and/or service(s) from various merchants over the Internet. BATNET represents warrants that the performance of the Services shall be accomplished in compliance with all applicable laws and regulations and in accordance with any terms and conditions set forth in this Agreement.

2.   RELATIONSHIP AND DUTIES

     BATNET is retained by Cavion solely for the purposes set forth herein. Neither party shall not have the power to bind the other nor shall either party make any such representation. BATNET's relationship to Cavion shall be that of an independent contractor solely responsible for the manner and means by which the duties hereunder are carried out. Neither party shall not be construed for any purpose to be (i) an employee subject to the control and direction of the other or (ii) an agent or partner of the other.

3.   EXCLUSIVITY

     (a) Each party hereby acknowledges and agrees that it shall not be the exclusive provider of the Services contemplated hereunder to the other, "Associations" (as defined below) or Credit Unions. Each party shall be free to market, provide and sell, and to contract and otherwise arrange to market, provide, and sell its services to third parties; and, accordingly Cavion may contract with or otherwise engage another business providing e-commerce marketplaces to the Credit Unions concurrently with the term of this agreement, and BATNET shall be free to market BAM or other e-commerce services to others, including, without limitations, other Credit Unions. Notwithstanding the foregoing, nothing in this paragraph shall be construed as to allow either party hereto to contract directly with either party's business "Associations." For purposes of this paragraph Associations shall mean, in the case of BATNET, Associations as set forth on Exhibit E, and in the case of Cavion and Credit Unions as set forth on Exhibit F and Exhibit G. Furthermore, BATNET and Cavion hereby acknowledge that both parties hereto have a business understanding that neither party shall actively seek or engage third parties providing the same or similar services as either party to this agreement, during the initial term and subsequent renewal term under this agreement.

     (b) During the Initial Term, any Renewal Period, Cavion shall notify BATNET of any offer, proposal or solicitation to Cavion by any entity wishing to provide Services to Cavion similar to that provided by BATNET under this Agreement ("a BATNET Competing Entity"), and shall notify BATNET of such offer, proposal or solicitation to allow BATNET to match the same. BATNET shall have an absolute right to match any such offer, proposal or solicitation (the "Match Contract Terms") and Cavion shall execute an agreement with BATNET to provide services pursuant to the Match Contract Terms. If BATNET executes and performs its obligations under the agreement for the Match Contract Terms, Cavion may not enter into an agreement with the BATNET Competing Entity.

     (c) During the Initial Term and any Renewal Period, BATNET shall notify Cavion of any offer, proposal or solicitation to BATNET by any entity wishing to obtain services from BATNET similar to that provided to Cavion under this Agreement (a "Cavion Competing Entity"), and shall notify Cavion of such offer, proposal or solicitation to allow Cavion to match the same. Cavion shall have an absolute right to match any such offer, proposal or solicitation (the "Match Contract Terms") and BATNET shall execute an agreement with BATNET to provide services pursuant to the Match Contract Terms. If Cavion executes and performs its obligations under the agreement for the Match Contract Terms, BATNET may not enter into an agreement with the Cavion Competing Entity.

     (d) BATNET acknowledges that CAVION has relationships with certain third-party merchants ("Cavion Merchants") that provide services or products related to financial services or Internet access or generate consumer loans, including but not limited to credit unions, credit union leagues, credit union associations, corporate credit unions, internet service providers, auto brokers and buying, services, credit bureaus, mortgage brokers, other mortgage issuers, insurance companies, stock brokerage and investment companies. Any such compensation arrangement with Cavion Merchants is not considered part of this Agreement. Examples of such relationships are described more fully and attached hereto as Exhibit G.

     (e) Cavion, by entering into this Agreement with BATNET, will use reasonable commercial efforts to endorse and recommend the BAM services to the credit unions. Nevertheless, and notwithstanding the foregoing, both Parties to this Agreement expressly acknowledge, understand and accept that each credit union connected to Cavion's Network must agree to permit BATNET to serve its members through Cavion's Network. Any decision by any credit union not to permit BATNET to provide any services to its members shall be deemed to be outside the control of either BATNET or Cavion and shall not operate to the detriment of either BATNET or Cavion under any term or provision of this Agreement, each of which shall remain in full force and effect and shall be enforceable by either Party hereto.

4.   CONFIDENTIAL INFORMATION

     (a) BATNET and Cavion may, during the term of this Agreement, disclose certain confidential information to each other. For the purposes of this Agreement, "Confidential Information" shall mean any information of either party hereto whether or not developed by the other, including but not limited to, pre-existing or new information which relates to all ideas, designs, methods, discoveries, improvements, products or other results of consulting services, trade secrets, product data and specifications, proprietary rights, business affairs, product developments, customer information, member information, or employee information. Confidential Information does not include any information that:

     (i) either party can prove was known prior to the date of this Agreement and any other agreement between the parties hereto, without an obligation to keep it confidential;

     (ii) either party can prove was lawfully obtained from a third party without any obligation of confidentiality;

     (iii) is or becomes part of the public domain through no act or violation of any obligation of either party; or

     (iv)  is required to be disclosed by court order or operation of law.

     (b) The parties shall keep all Confidential Information in confidence and shall not, at any time during or after the term of this Agreement, without the other's prior written consent, disclose or otherwise make available, directly or indirectly, any item of Confidential Information to anyone. The parties shall use the Confidential Information only in connection with this Agreement and for no other purpose.

5.   RIGHTS IN "INTELLECTUAL PROPERTY" AND "SOFTWARE"

     5.1  CAVION INTELLECTUAL PROPERTY

          5.1.1 Cavion hereby grants BATNET a royalty free, non-exclusive, non-transferable, limited license to use Cavion's name and any and all logos, trademarks, service marks, and all other such images Cavion now or hereafter claims ownership during the term of this agreement ("Cavion Intellectual Property"), in connection with BATNET's creation, development, advertising, marketing, promotion, and administration of BAM. BATNET's use of Cavion's name, logo, trademark, service mark or the like, owned by CAVION, shall be limited to the purposes described in this Agreement. BATNET agrees that ownership of such name, logo, and trademark shall remain with Cavion. Cavion Intellectual Property also includes any marketing materials relating to the services provided under this Agreement, and the development or creation of any intellectual property paid for or developed solely by Cavion.

          5.1.2 All right, title and interest in and to any computer code (both source and object) including, but not limited to, all interfaces, navigational devices, menus, menu structures or arrangements, help and other operational instructions and the literal and non-literal expressions of ideas that operate, cause, create, direct, manipulate, access or otherwise affect the Cavion Web site and Cavion Intellectual Property developed by Cavion or by a third party other than BATNET on behalf of Cavion ("Cavion Software") including without limitation, any copyrights, patents, trade secrets and other intellectual or industrial property rights therein is and shall be owned exclusively by Cavion.

     5.2  BATNET INTELLECTUAL PROPERTY

          5.2.1 BATNET hereby grants Cavion a royalty free, non-exclusive, non-transferable, limited license to use BATNET's name and any and all logos, trademarks, service marks, and all other such images BATNET now or hereafter claims ownership during the term of this agreement ("BATNET Intellectual Property"), in connection with the services provided by BATNET under this Agreement. Cavion's use of BATNET's name, logo, trademark, service mark or the like, owned by BATNET, shall be limited to the purposes described in this Agreement. Cavion agrees that ownership of such name, logo, and trademark shall remain with BATNET. BATNET Intellectual Property also includes any intellectual property paid for or developed by BATNET.

          5.2.2 All right, title and interest in and to any computer code (both source and object) including, but not limited to, all interfaces, navigational devices, menus, menu structures or arrangements, help and other operational instructions and the literal and non-literal expressions of ideas that operate, cause, create, direct, manipulate, access or otherwise affect the BATNET Services or the BATNET Intellectual Property developed by BATNET (except jointly conceived or created intellectual property, which shall be jointly owned as provided in Section 5.3) or by a third party other than Cavion on behalf of BATNET ("BATNET Software") including without limitation, any copyrights, patents, trade secrets and other intellectual or industrial property rights therein is and shall be owned exclusively by BATNET.

     5.3  JOINTLY OWNED INTELLECTUAL PROPERTY

     Except as otherwise provided in this Agreement, any and all intellectual property jointly conceived or created under the performance of this Agreement shall be co-owned by both Cavion and BATNET.

     6.   PROTECTION OF PROPRIETARY RIGHTS

     (a) Neither party shall assist or permit others to, de-compile, decrypt, disassemble, or otherwise reverse engineer the Cavion Software or the BATNET Software to create or derive the source code thereof from the object code thereof or from any other information.

     (b) Each party shall use its best efforts to ensure that its employees, independent contractor agents, sales and distribution agents and other acting in concert with it or on its behalf are prohibited from taking any action otherwise prohibited to each party hereunder and to promptly notify the other party of the circumstances surrounding any such use or possession of the other parties' "Software" (as defined in Section 5) or any part thereof.

     7.   COPYRIGHT AND PROPRIETARY NOTICES

     (a) BATNET shall place on all services and associated documentation (and any parts thereof) the copyright notices, confidentiality legends, and other labels (singularly or collective "Proprietary Rights Notice") in the exact form(s) reasonably specified in written notice(s) and as requested by Cavion. BATNET shall not remove or alter any copyright or other Proprietary Rights Notice required by Cavion.

     (b) If Cavion is contacted by a third party, excluding Cavion Associations (as defined in Section 3(a) of the Agreement) and Cavion competitors, Cavion shall verify that the BAM is "powered by" BATNET. At Cavion's sole discretion, Cavion may place a propriety BATNET notice on the Cavion BAM.

     (c) Neither party shall use the name or trademark of the other in connection with any solicitation or promotion without prior written consent.

     8.   TERM

     (a) This Agreement shall remain in effect for the period commencing with the Effective Date and terminating with the date that is three (3) years after the Effective Date (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed for a period of one (1) year (individually, a "Renewal Period") without the requirement of further notice. Either party may terminate this Agreement upon expiration of the Initial Term or any Renewal Term by delivering written notice of such termination at least ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Period, as the case may be, in which event the Agreement shall automatically terminate at the end of the Initial Term or such Renewal Period. In addition, either party may terminate this Agreement upon a material breach of this Agreement by the other party that has not been cured within 60 days of such breach. In the event that either party terminates this Agreement, Cavion and BATNET shall be entitled to receive any and all unpaid commissions and fees due up to the date of termination. In no event, however, will BATNET be obligated to refund to Cavion any monies paid.

     (b) Upon termination of this Agreement for any reason:

          (i) If requested by BATNET, Cavion shall immediately return any and all BATNET materials (including without limitation the designs, scripts, storyboards, masters and any and all other materials relating to the BATNET Software) delivered by BATNET hereunder and all copies of the same, and certify by sworn statement of one of its officers that all such materials and copies have been delivered to BATNET; and

          (ii) If requested by Cavion, BATNET shall immediately return any and all Cavion materials (including without limitation the designs, scripts, storyboards, masters and any and all other materials relating to the Cavion Software) delivered by Cavion hereunder and all copies of the same, and certify by sworn statement of one of its officers that all such materials and copies have been delivered to Cavion.

9.   REPRESENTATIONS AND WARRANTIES MADE BY BATNET

     (a) BATNET REPRESENTS AND WARRANTS TO CAVION THAT THE SERVICES PROVIDED SHALL CONFORM TO EXHIBIT A. BATNET DOES NOT WARRANT AGAINST FAILURE OF PERFORMANCE DUE TO FAILURE OR DISRUPTION OF THE INTERNET AND/OR CAVION's WEBSITE SERVER OR CONNECTIVITY, FAILURE OF CAVION's COMPUTER HARDWARE OR SOFTWARE, AND/OR THIRD PARTY SERVICES UNDER CAVION's CONTROL. THE FOREGOING WARRANTY IS THE ONLY WARRANTY MADE WITH RESPECT TO SERVICES PROVIDED UNDER THIS AGREEMENT AND IS A LIMITED WARRANTY. BATNET EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES EXPRESS OR IMPLIED. THE LIABILITY OF BATNET FOR ANY REASON AND UPON ANY CAUSE OF

ACTION WHATSOEVER SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID, IN THE SIX (6) MONTH PERIOD PRIOR TO THE CLAIM ARISING, TO BATNET UNDER THIS AGREEMENT. IN NO EVENT SHALL BATNET BE LIABLE TO CAVION OR ANY THIRD PARTY FOR ANY DIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR OTHER ECONOMIC LOSS (WHETHER ARISING FROM BREACH OF CONTRACT, TORT, STRICT LIABILITY) EVEN IF BATNET HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING, LIMITATIONS OF LIABILITY REFLECTS THE ALLOCATION OF RISK BETWEEN THE PARTIES. LIMITATIONS REFLECTED IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

     (b) BATNET represents and warrants to Cavion that:

          (i) BATNET has the full power and authority to enter into and fulfill the terms of this Agreement and to make the grant of rights to Cavion contained herein;

          (ii) BATNET is the owner or has rights to use and sublicense the BATNET Intellectual Property and the BATNET Software;

         (iii) to BATNET's knowledge, no element of the BATNET Software provided by BATNET violates or infringes any copyright, patent, trademark, or trade secret of any third party; and

          (iv) BATNET has not previously assigned, pledged or otherwise encumbered any rights in the BATNET Intellectual Property or the BATNET Software in a manner that conflicts with the rights granted herein, and BATNET shall not assume any obligations or restrictions which would in any way interfere with or be inconsistent with this Agreement.

10.  REPRESENTATIONS AND WARRANTIES MADE BY CAVION

     (a)  Cavion represents and warrants that:

          (i) Cavion has the full power and authority to enter into and fulfill the terms of this Agreement and to make the grant of rights to BATNET contained herein with respect to the INTELLECTUAL PROPERTY;


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

          (ii) Cavion is the owner, or has rights to use and sublicense, the Cavion Intellectual Property and the Cavion Software;

         (iii) to Cavion's knowledge, no element of the Cavion Software provided by Cavion violates or infringes any copyright, patent, trademark, or trade secret of any third party; and

          (iv) Cavion has not previously assigned, pledged or otherwise encumbered any rights in the Cavion Intellectual Property or the Cavion Software in a manner that conflicts with the rights granted BATNET herein, and Cavion shall not assume any obligations or restrictions which would in any way interfere with or be inconsistent with this Agreement.

          (v) Cavion has obtained or will obtain any and all rights, licenses, clearances, releases or other permissions necessary from third party credit unions to use their name, logo or any other intellectual property in connection with the BAM or any other use contemplated under this agreement. Cavion has obtained the right to grant BATNET approval for inclusion of any third party credit union in the BAM.

11.  SECURITY STANDARDS

     Cavion and BATNET shall require Cavion's Members using Cavion's BAM to agree to follow certain security procedures including the use of passwords for access to the Cavion's BAM site, which the parties agree to make available as a link from the entry page of the Cavion's BAM. To the extent that either party wishes to revise such security procedures during the term of this Agreement, such revisions shall be agreed upon in writing by the parties.

12.  INDEMNIFICATION

     BATNET and Cavion shall indemnify, defend and hold harmless the other party, its directors, officers, employees and agents with respect to any claim, demand, cause of action, debt, or liability, including reasonable attorneys' fees, to the extent that it is based upon a claim, that if true, would constitute a breach of any of the indemnifying party's representations or warranties hereunder.

13.  WAIVER

     The waiver by either party or any breach or failure to enforce any of the terms or conditions of this Agreement at any time shall not in any way affect, limit or waive


                                       9
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either party's rights thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

14.  FORCE MAJEURE

     Neither party shall be liable for any loss or delay resulting from any force majeure event, including acts of God, fire, natural disaster, labor stoppage, war or military hostilities, disruption of the Internet, or inability of carriers to make scheduled deliveries, and any payment or delivery date shall be extended to the extent of any delay resulting from any force majeure event.

15.  NOTICES

     Any notice, request, demand, waiver, approval or other communication which is required or permitted to be given hereunder shall be in writing and shall be deemed if delivered personally or sent by telegram or telecopy (with transmission confirmed) or by certified or registered mail, return receipts required with postage prepaid, or by Federal Express or an equivalent overnight delivery service, addressed to the parties at their respective addresses as either party may designate in writing to the other. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telegraphed, or telecopied, or on the fifth day after deposit in the United States mail or on the second day after deposit with Federal Express or an equivalent overnight delivery service.

16.  LIMITATION OF AGREEMENT

     The relationship of Cavion and BATNET hereunder is limited to the respective rights and obligations of the parties specifically provided herein. Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be construed to create a partnership between the parties, to authorize either party to act as agent for the other, to permit either party to undertake any agreement for the other, or to use the name or identifying mark of the other, all except as it is specifically provided herein.

17.  RIGHT TO AUDIT

     During the Term and for three years thereafter, BATNET will keep and maintain accurate accounts and records regarding the its services hereunder. Upon Cavion's request, but no more than two (2) times per annum, BATNET shall provide access to such records for examination, reproduction, and audit by Cavion or its representatives. If any such audit discloses any understatement of the Fees due, BATNET will immediately pay to Cavion any deficiency, plus interest at the rate of one and one half percent (1.5%) per month or the maximum rate as permitted under applicable usury law, whichever is less. If the deficiency for any audit period is in excess of ten percent (10%) of the Fees actually paid for such audit period, BATNET shall reimburse Cavion for all reasonable costs incurred to conduct the audit.

18.  ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of BATNET and Cavion. Neither party shall assign any rights nor obligations under this Agreement without the express written authorization of the other party, except that (i) the sale of substantially all of the assets of either, including but not limited to the private or public sale of securities; the acquisition by or merger into another company of either; or
(ii) an assignment to an "Affiliate" or subsidiary shall not be deemed an assignment which requires the other's consent, provided prompt notice of any such sale, acquisition or merger shall be given. For purposes of this Section 18, an "Affiliate" means an entity that directly or indirectly, controls, is controlled by, or is under common control with either BATNET or Cavion (whichever is applicable).

19.  ARBITRATION

     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the State of the party against whom such claim is raised, by an arbitrator/mediator with specific expertise in Internet and electronic communications matters, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrators) may be entered in any court having jurisdiction thereof.

20.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the State in which the party against whom any claim, controversy or suit is brought resides (the "Governing State"), without giving effect to its principles or conflicts of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Amy dispute arising out of or in connection with this agreement shall be subject to the exclusive jurisdiction of the courts of the Governing State or of the United States District Court of the same. Any process in any action or proceeding arising out of or in connection with this agreement may, among other methods, be served by delivering or mailing the same by registered or certified mail, directed to the other party at the address first written above. Any such delivery or mail service shall be deemed to have the same effect as personal service within the State where the parties reside.


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

21.  TITLES AND HEADINGS

     Titles and headings to articles, sections, or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.

22.  EXHIBITS

     The attached exhibits shall be construed as integral part of this Agreement.

23.  SEVERABILITY

     The provisions of this Agreement shall be severable, and if any provision of this Agreement is held to be invalid or unenforceable, it shall be construed to have the broadest interpretation, which would render it valid and enforceable.

24.  COUNTERPARTS

     This Agreement may be executed in one or more counterpart copies, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.

25.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and any and all prior or contemporaneous agreements not expressly contained in this Agreement are superseded hereby. This Agreement may be amended only by a written instrument executed by all of the parties to it.

     IN WITNESS WHEREOF

                            CAVION TECHNOLOGIES, INC., a Colorado corporation


                            By: /s/ David J. Selina
                               ------------------------------------------
                            Name:  David J. Selina
                                 ----------------------------------------
                            Title: President/CEO
                                  ---------------------------------------


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
                            BUSINESS & TRADE NETWORK OF AMERICA, INC., a
                            Delaware corporation


                            By: /s/ Christopher B. Ferguson
                               ------------------------------------------
                            Name:  Christopher B. Ferguson
                                 ----------------------------------------
                            Title: President/CEO
                                  ---------------------------------------

                                    EXHIBIT A

                                 BATNET SERVICES

     BATNET shall provide the following services in accordance with its existing policies and pursuant to the terms and conditions of this Agreement:

     BATNET AFFINITY MARKETPLACE ("BAM"): BATNET will develop, customize, maintain, and manage an Internet affinity and member-benefit program known as the BATNET Affinity Marketplace ("BAM") to enable the membership of Cavion and Cavion Credit Unions ("Members) to register, review product information, and purchase product(s) and/or service(s) from merchants over the Internet. BATNET shall create and brand said program under the name of Member Emporium and/or the name of the specific Cavion Credit Unions as directed by Cavion. BATNET will agree to develop a BAM for a specific credit union at prices mutually agreed to by Cavion and BATNET.

     BAM OPERATIONS: The BAM will be provided through a frame or other like technology on Cavion's existing Web-site and the websites of the Cavion Credit Unions providing Members with access to the BAM through this link. The product and merchant information areas of BAM shall reside on web servers maintained by BATNET. The registration areas shall reside on web servers maintained by Cavion, unless otherwise mutually agreed to by both parties. Product purchasing shall be accomplished on secure merchant Web sites that are linked to the BAM. Cavion will provide all Member Emporium and Credit Union co-branding other than is provided on the BAM.

     CUSTOMIZATION OF BAM REGISTRATION AND PRODUCT INFORMATION AREAS: BATNET will customize the BAM Registration and Product Information areas by adding the logo(s) and color(s) used in Cavion's Web site, and will modify such customization from time to time if requested by Cavion. If requested by Cavion, BATNET will redesign the logo(s) and color(s) used in Cavion's and/or Cavion Credit Unions' Web site. BATNET will include navigation buttons in these areas to ensure that Cavion and/or Cavion Credit Union Members may easily return to Cavion's and/or Cavion Credit Unions' Web site by clicking on the navigation buttons unless otherwise mutually agreed to by both parties.

     OTHER BAM SERVICES: If requested, BATNET will provide other services including, but not limited to, private label stores, e-mail appending, bulletin board or chat service, vendor rating, frequent buyer programs, enhanced e-mail and classified advertising ("Other BAM Services"). Prior to providing Other BAM Services, BATNET and Cavion shall agree to a fee schedule for the same. [We put the following back into section 3, which deals with exclusivity.]

     BAM MERCHANTS, CAVION MERCHANTS, AND OTHER MERCHANTS:

1.   BAM MERCHANTS

     Prior to linking BAM to Cavion's and the Cavion Credit Unions' existing Websites, BATNET shall provide Cavion and/or the Credit Unions with a list identifying the names of the service providers, retailers and/or merchants that are participating in BAM ("BAM Merchants"). In addition, BATNET has the exclusive right under this agreement, subject to the restrictions as set forth in paragraph three (3)(d) of the within agreement, to negotiate and contract with future merchants to be included in Cavion's and/or Cavion Credit Unions' BAM excluding those described in Exhibit A Section 2, 3, Exhibits F and Exhibit G . Should Cavion be approached by a merchant who wishes to be included in the Cavion BAM, Cavion shall direct such merchant to BATNET for consideration; Cavion shall not contract with any prospective merchants for inclusion in the BAM without the express written consent of BATNET. Notwithstanding the foregoing, no BAM Merchant will be placed in Cavion's and/or Cavion Credit Unions' BAM without prior written approval by Cavion. Cavion and/or Cavion Credit Unions' have the absolute right to reject any BAM Merchant for any reason. Cavion shall accept or reject merchants presented to Cavion within ten
(10) days of such presentation. After Cavion has accepted a merchant Cavion may later reject such merchant by giving BATNET written notice, and BATNET shall remove such merchant from the Cavion's BAM or the Credit Unions' BAM within 15 days after receiving such written notice from Cavion.

2.   CAVION MERCHANTS

     BATNET acknowledges that CAVION has relationships or will develop relationships with Cavion Merchants (as defined in Section 3(d) of the Agreement), which may provide compensation to Cavion and/or Credit Unions. Any such compensation arrangement with these Cavion Merchants is not considered part of this Agreement and is not subject to the Fee structure set forth in Exhibit
C. All such relationships are described in Exhibit G. If BATNET is required to spend more than two (2) hours of implementation planning and/or computer programming time to make any Cavion Merchant's Web-site ready for inclusion in Cavion's and/or Cavion Credit Unions' BAM ("Additional Prior Merchants Work"), BATNET shall be compensated by Cavion for the additional Cavion Merchants Work at the standard rate set forth in Exhibit C. Moreover, BATNET acknowledges and agrees to prohibit all advertising, promotion, or links to all Cavion Merchants, other than those authorized by CAVION.

3.   OTHER MERCHANTS

     BATNET shall include in the BAM each and any service provider, retailer and/or merchant under contract with Cavion or any Cavion Credit Union that Cavion requests to be included in the BAM. Other Merchants must have secure electronic commerce sites and agree to link their sites to BAM in a manner that is comparable with other merchants provided by BATNET. If BATNET is required to spend more than two (2) hours of computer programming time to make any Other Merchant's Web site ready for inclusion in Cavion's and/or Cavion Credit Unions' BAM ("Additional Other Merchants Work"), BATNET shall be compensated by Cavion for the Additional Other Merchants Work at the standard rate set forth in Exhibit C. BATNET shall submit to Cavion an estimate of any Additional Other Merchants Work that may be required, and shall receive from Cavion prior written approval before undertaking any such Additional Other Merchants Work. Other Merchants must agree to accept information from the BAM onto their Web sites including, but not limited to, information to provide for the accounting of commissions and discounts, if any. Any and all fees payable to BATNET for inclusion of Other merchants in the BAM, shall be negotiated and agreed prior to such merchant inclusion in the same.

4.   AFFINITY COMMISSIONS AND DISCOUNTS

     BATNET shall negotiate and contract with all BAM Merchants and Other Merchants with a relationship with Cavion interested in participating in the BAM. Contracts between BATNET and BAM Merchants shall disclose discounts or other member benefits available to Cavion's and/or Cavion Credit Unions' Members. BATNET shall disclose gross commissions, sponsorships placement fees, advertising, or any other fees ("Revenue") to be paid to BATNET for any product(s) and/or service(s) purchased by Cavion's and/or Cavion Credit Union Members through Cavion's and/or Cavion Credit Unions' BAMS. BATNET and Cavion shall divide Revenue as set forth in Exhibit C.

5.   MEMBER SUPPORT/REPORTING/TRAINING

     5.1  MEMBER SUPPORT

     BATNET will develop appropriate support programs for Cavion and Cavion's and/or Cavion Credit Unions' Members that register for the BAM, including customer service online and telephone call-in functions as appropriate. BATNET will use commercially reasonable efforts to provide a dedicated toll-free number that will be identified as "Member Emporium" when answered by a BATNET customer service representative. BATNET will keep accurate records on customer support incidents and provide Cavion access to such, upon request. In addition, BATNET shall provide 44 severity level customer support" 24x7 to Members, Cavion Employees or their agents. Severity level customer support shall be considered necessary for any failure of BAM to function properly for a period of more than 12 consecutive hours.

     5.2  REPORTING

     BATNET will develop a private and secure Web-based administration area for the BAM which shall allow Cavion to track its financial (e.g. commissions and/or fees generated by Cavion's BAM) and non-financial (e.g. number of Cavion registered BAM members, web trends, number of hits per vendor, login file) BAM activities Access to such area shall be limited to Cavion and BATNET.

     5.3  MEMBER INFORMATION

     (a) BATNET and Cavion will mutually cooperate to transfer relevant information in a secure manner to facilitate Member Registration, Targeted Ad Serving, and Member Profiling.

     (b) CAVION will provide BATNET access to any opt-out requests received from members by sending BATNET a periodic file listing all requests or upon request by BATNET. Any opt-out request directly or indirectly received from a Member by BATNET will be promptly forward to Cavion for inclusion in the Opt-out database.

     5.4  TRAINING

     If requested, BATNET will provide normal, reasonable start-up training, assistance to Cavion's staff relating to the proper use and operation of Cavion's BAM. BATNET shall be compensated at its standard rate set forth in Exhibit C for any additional hours of staff training, exceeding two (2) hours that may be requested by Cavion.

6.   INTERNET AND MEMBER PRIVACY

     (a) BATNET and Cavion shall adhere to The Direct Marketing Association's Inc.'s Marketing Online Privacy Principles ("Marketing Online Principles"), and any other privacy practices as required by operation of law, and shall post such notices regarding the Marketing Online Principles in the appropriate area(s) within Cavion's and/or Cavion Credit Unions' BAM. BATNET agrees to adhere to the privacy polices set forth by Member Emporium, as posted to the Member

Emporium Web Site available at http:www.memberemporium.com/privPolicy, and is subject to change at Cavion's discretion on ten (10) days written notification to BATNET.

     (b) Without the written approval of Cavion, BATNET shall not disclose, rent, sell, trade, provide or transfer to any third party, either in whole or in part, the individual identity or any information relating to the individual (e.g., name, address, phone number, credit card number, account number, email address, etc.) of the Members who register or visit a BAM, nor a list of product(s) and/or service(s) purchased, or other such information related to Cavion, Member Emporium or Credit Union Members. Nothing in this provision shall be construed as prohibiting BATNET from using any of the aforementioned information for internal analysis in order to best effectuate marketing efforts for Cavion Credit Union Members.

                                    EXHIBIT B

                                 CAVION SERVICES


     B.1. CREDIT UNION CO-BRANDING AD SERVING

     Cavion will serve all credit union co-branding logos images, and other images as required by the sponsoring credit unions, for each individual Credit Union by serving the images using a frameset and ad serving capability, or similar technology as determined by CAVION. In the event that BATNET will call an ad tag of a page served by BATNET, CAVION will provide BATNET with the requisite ad tags need to generate the image. All advertising and the placement of all advertising on the BAM or other Websites controlled by Cavion must be approved by Cavion.

     B.2. BAM AD SERVING

     Cavion will provide BATNET with an Ad Serving Service Bureau capability to serve ad banners, or other images for credit unions and Member Emporium BAM Merchants served on BAM paces and/or on the Cavion served co-branded framesets. In the event that BATNET will call an ad tag on a pace served by BATNET, CAVION will provide BATNET with the requisite ad tags need to generate the image. Ad Serving prices assume an average individual ad size of 12 KB. If BATNET's average individual ad size based upon a full calendar month exceeds 12 KB (not including any ads provided by Engage), the BATNET's monthly fee for such calendar month shall be increased by a percentage equal to the percentage increase of the average file size above 12KB. In the event that either party develops an alternative ad serving capability, both parties shall negotiate in good faith regarding the use of the alternative ad service.

     B.3. SEARCH ENGINE PLACEMENT SERVICE BUREAU

     Should BATNET elect to use such service, (i) Cavion will provide BATNET with a Search Engine Placement Service Bureau capability to manage search engine submission campaigns for BAM merchants, and other BAM sponsor that are not competitive with Member Emporium or Cavion, and (ii) BATNET shall have the right of first refusal to market the Search Engine Placement Service Bureau capability to BATNET merchants and Associations. The Search Engine Placement Service Bureau is a server-based service that is a web-site traffic generation and control technology that enables customers to control spider based search engine web site indexing for web sites and related product databases. In the event that BATNET should elect not to market such services, nothing would preclude Cavion from marketing such services directly to BAM Merchants and Associations; provided, however that Cavion agrees not to make any representations that the Search Engine Placement Service Bureau is being promoted or marketed by BATNET.

     B.4. CREDIT UNION SALES STAFF AND SUPPORT

     Cavion will staff a sales force to recruit new BAM participating Credit Unions. In addition, Cavion will staff an account management team to work with individual credit unions to setup their relationship with Cavion which includes but is not limited to: 1) training credit union staff, 2) schedule and coordinate advertising and promotions to credit union members, 3) develop, install and maintain the co-branded frameset for individual credit unions, 4) coordinate the placement of BAM URLs, hyperlinks, and Member Emporium BAM logos and/or Ad Banners on the Credit Union control websites and internet banking applications, and 5) marketing activities as set forth herein.

                                    EXHIBIT C

                         COMMISSIONS/FEES--REVENUE SPLIt

C.1. PAYMENTS OF COMMISSIONS/FEES

     C.1.1 BATNET will track purchases made by Cavion Credit Union BAM Members on the BAM Merchant and/or Prior Merchant Web-sites and will collect any and all Revenue due Cavion from BAM Merchants;

     C.1.2 BATNET will also collect any and all "Advertising Revenue" which shall include, but not be limited to, advertising fees, fees for leads generated, position payments, exclusivity payments, sponsorships, and other types of fees for Permitted Advertisers. For purposes of this Agreement, "Permitted Advertising" includes any advertiser or categories of advertisers that Cavion has previously approved in writing. BATNET will establish a rate card for such Advertising Revenue for Cavion to use in the event it sells any advertising. CAVION will make available to BATNET, access to CAVION's Engage Ad Bureau service at cost. Such costs are subject to change per the Cavion's agreement with Engage. All Ads will be served from Cavion using its Ad Bureau Service. For the calculation below all fees shall be net of commissions, if any, paid by BATNET to outside advertising agencies, other such firms, or BATNET for the placement of advertising in Cavion's BAM. Should BATNET place such advertising in Cavion's BAM, BATNET shall be entitled to receive an agency commission in the amount of no less than fifteen percent (15%) of gross revenue generated by and through any and all advertising programs during the first year. Should Cavion place such advertising in Cavion's BAM, Cavion shall be entitled to receive an agency commission in the amount of no less than fifteen percent (15%) of Cross revenue generated by and through any and all advertising programs during the first year. Commissions in subsequent years will be adjusted annually as mutually agreed. All other revenue ("net revenue") derived from the advertising programs, shall be split by and between BATNET and Cavion as set forth below.

    -----------------------------------------------------------------------------------------------------------
    ADVERTISING REVENUE SPLIT                                   YEAR 1               YEAR 2         YEAR 3
    -----------------------------------------------------------------------------------------------------------
    Ad Serving Cost CPM                                See table below                TBD            TBD
    -----------------------------------------------------------------------------------------------------------
    Advertising Revenue Split                          50/50                         50/50          50/50
    -----------------------------------------------------------------------------------------------------------


           AD SERVING COST CPM (PAID TO CAVION)
    -----------------------------------------------------------------------------
               0 - 999,999                                      + $1.50 CPM*
    --------------------------------------------------------------- -------------
          1,000,000 - 4,999,999                                 + $1.25 CPM
    --------------------------------------------------------------- -------------
          5,000,000 - 9,999,999                                 + $1.00 CPM
    --------------------------------------------------------------- -------------
         10,000,000 - 19,999,999                                + $0.85 CPM
    --------------------------------------------------------------- -------------
         20,000,000 - 29,999,999                                + $0.55 CPM
    --------------------------------------------------------------- -------------
         30,000,000 - 39,999,999                                + $0.45 CPM
    --------------------------------------------------------------- -------------
         40,000,000 - 49,999,999                                + $0.30 CPM
    --------------------------------------------------------------- -------------
         50,000,000 - and higher                                + $0.25 CPM
    --------------------------------------------------------------- -------------

     C.1.3 BATNET shall be responsible for collecting any and all click fees, commissions, fees for leads Generated, other affiliate fees paid by BAM Merchants ("Commission Revenue") to be allocated amongst each party. For "Discount Merchant" (which is defined as those merchants that permit the BAM to pay a portion of the commission revenue back to the Member as a discount) sales BATNET will use reasonable efforts to allocate 60% of the Commission Revenue as a discount paid to the Credit Union Member. The remaining Commission Revenue will be split as shown below in the following table for Discount Merchants. For "Affiliate Merchant" (which is any merchant other than a Discount Merchant) sales, BATNET will use reasonable efforts to allocate up to 60% of the Commission Revenue as a marketing and administrative expense reimbursement paid to Credit Union Participants and/or to fund a Frequent Buyer Program. The remaining Commission Revenue earned will be split as shown below in the following table for Affiliate Merchants. The parties hereto understand and agree that the foregoing discount allocation may not be possible for some merchants and, therefore, it is in Cavion's sole discretion whether or not to include such merchants who cannot provide such discount in the Cavion BAM.

     ---------------------------------------------------------------------------------------------------------
                                    AVERAGE COMMISSION
          COMMISSION REVENUE         PAID BY MERCHANTS             1                    2               3
     ---------------------------------------------------------------------------------------------------------
     Discount                            5% Comm.             80% Batnet           60% Batnet         50/50
     Merchants                          10% Member            20% Cavion           40% Cavion
     ---------------------------------------------------------------------------------------------------------


                                       2

     ---------------------------------------------------------------------------------------------------------
     Affiliate Merchant With No        10-15%                    50/50                50/50           50/50
     Payments to CU's or               Comm.
     Frequent Buyer Program
     ---------------------------------------------------------------------------------------------------------
     Affiliate Merchant With             5% Comm.             80% Batnet           60% Batnet         50/50
     Payments to CU or Frequent         10% CU                20% Cavion           40% Cavion
     Buyer Program
     ---------------------------------------------------------------------------------------------------------

     C.1.4 BATNET will also collect any and all "Search Engine Promotion Revenue" for Merchants or Associations sold by BATNET which shall include, but not be limited to, click fees, fees for leads generated, exclusivity payments, and other types of fees for Permitted Advertisers. CAVION will establish a rate card for such Advertising Revenue for BATNET to use in the event it sells any Search Engine Placements. CAVION will make available to BATNET, access to CAVION's Search Engine Place Bureau service at cost. All Search Engine Placements will be served from Cavion using its Search Engine Promotion Service Bureau. For the calculation below all fees shall be net of commissions, if any, paid by BATNET to outside advertising agencies or other such firms for the placement of advertising in Cavion's BAM;

    -----------------------------------------------------------------------------------------------------------
    SEARCH ENGINE PLACEMENT
    REVENUE SPLIT                                               YEAR 1               YEAR 2         YEAR 3
    -----------------------------------------------------------------------------------------------------------
    Search Engine Placement Cost                       TBD                            TBD            TBD
    (Paid to Cavion)
    -----------------------------------------------------------------------------------------------------------
    Revenue Split                                      50/50                         50/50          50/50
    -----------------------------------------------------------------------------------------------------------

     C.2. PAYMENT TERMS AND TIMING. BATNET shall make payment of all fees and commissions under Section C.1 to Cavion within 15 days after receipt from Merchant. Any amount not paid when due will be subject to finance charges at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable usury law, whichever is less, determined and compounded on a daily basis from the date due until the date paid.

C.3 SUPPORT FEES

     C.3.1 BATNET's standard rate for computer programming is $125 per hour, which may be adjusted one year after the Effective Date of this Agreement to a mutually agreed upon rate.

     C.3.2 CAVION's standard rate for computer programming is $125 per hour, which may be adjusted one year after the Effective Date of this Agreement to a mutually agreed upon rate.

     C.3.3 Payment of support fees shall be made within 30 days after receipt of invoice. Any amount not paid when due will be subject to finance charges at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable usury law, whichever is less, determined and compounded on a daily basis from the date due until the date paid.

                                    EXHIBIT D

                                    MARKETING


D.1. GENERAL

     BATNET and Cavion agree to jointly develop, establish and administer the marketing of Cavion BAM. BATNET may conduct marketing activities with respect to a particular Credit Union only if BATNET has received prior written authorization from either Cavion or the particular Credit Union.

D.2. ADVERTISING/PROMOTIONS/RESTRICTIONS

     D.2.1 MERCHANT ADVERTISING

     BATNET will use its reasonable best efforts to sell Permitted Advertising onto the Web paces of Cavion's BAM and other Cavion controlled Web sites. No advertiser shall be placed on such pages without the prior approval of Cavion, which approval shall not be unreasonably withheld or delayed.

     D.2.2 MEMBER ADVERTISING/PROMOTIONS

           D.2.2.a. Cavion shall use reasonable commercial efforts to facilitate and coordinate with participating Credit Unions the promotion of the BAM to Credit Union Members and Employees using one or more methods, including but not limited to statement messages, newsletters, statement inserts, email programs, and in-lobby displays at participating Credit Unions.

           D.2.2.b. BATNET shall use reasonable commercial efforts to provide marketing materials and promotions to Cavion in order for Cavion to promote the BAM to Credit Union Members. Such activities include and are not limited to email, sweepstakes, statement suffers, and direct mail promotions. In addition, BATNET will provide creative material for ad banners, icons, logos, Newsletter articles, statement messages, in-lobby displays or other promotional material. Any costs for materials will be paid for by BATNET, unless otherwise agreed to in writing. Cavion must approve in writing all such marketing and promotional actions by BATNET, which approval shall not be unreasonably withheld.

           D.2.2.c. Cavion will use its reasonable commercial efforts promote BAM through Credit Union's using one or more methods, including but not limited to ad banners, URL links, and/or icons placed on participating Credit Union Web Sites,

Internet banking applications, and other Credit Union Control controlled advertising space, which Cavion has obtained rights.

           D.2.2.d. Cavion may use thirty percent (30%) of the BAM advertising space for which Cavion may place Credit Union and Credit Union Prior Merchants only advertising in its BAM for the promotion of Credit Union products and services. Any unused inventory will be allocated to Cavion.

           D.2.2.e. Cavion may use an additional twenty percent (20%) of the BAM advertising space for which Cavion may place Cavion Merchant and/or Member Emporium Ads-in its BAM for the promotion of products and services. Any unused inventory will be allocated to BATNET, unless otherwise agreed.

           D.2.2.f. BATNET may use the remaining fifty percent (50%) of the BAM advertising space for which BATNET may place BAM Merchant. Ads (but only if it is Permitted Advertising) in its BAM for the promotion of products and services. Any unused inventory will be allocated to Cavion, unless other wise agreed.

           D.2.2.g. BATNET may use twenty percent (20%) of the "Member Emporium Personal Start Page" advertising space for which BATNET may place BAM Merchant Ads only Permitted Advertising for the promotion BAM products and services. In addition, BATNET may request to use up to an addition fifty percent (50%) for the promotion BAM products and services. Such advertising is limited to Permitted Advertising, and must be approved by Cavion.

           D.2.2.h. BATNET may use a Shopping Content Area ("SCA") on the Member Emporium Personal Start Page to feature sponsored merchants, special promotions, or other merchant-oriented promotions for Permitted Advertisers. The SCA is 125 pixels by 300 pixels, and can be served as an html page from BATNET servers with a frame served by Cavion, an ad tag from the Ad Server or other similar method as mutually agreed.

           D.2.2.i. Both parties acknowledge that the percentages referenced in sections D.2.2.d through h, are rough guidelines to be achieved over any twelve-month period. The actual inventory allocation may vary substantially on a month-to-month basis. For example, BATNET allocations during peak buying periods (i.e. November-December) may be substantially greater then as indicated by the guidelines. In the event of a shortfall or overage for either party, such party shall receive any alternative compensation.

3.   WEB SITE, SEARCH ENGINE, ADVERTISING DESIGN AND OTHER PROGRAMMING

     If either party is required to provide design or programming services for the other party's advertising, the providing party shall be compensated by the other party at the respective standard rate set forth in Exhibit B. Cavion will assist BATNET with developing copy, seminars, conferences, and other such methods for promoting Cavion's BAM. Appropriate fees and expenses, if any, to be paid by Cavion to BATNET for such assistance will be mutually agreed upon by the parties.

4.   PROMOTION

     Cavion and BATNET will develop a promotional program designed to increase visits and purchasing through Cavion's and/or Cavion Credit Unions' BAM. Such programming may include sweepstakes, frequent shopper bonuses, e-mail based promotions, and other promotional giveaways programs.

5.   EMAIL MARKETING

     Registered Member Emporium BAM Members will receive e-mail-based promotions only if they have previously agreed to receive such promotions by checking the appropriate boxes within the Member Emporium or BAM Registration area.

6.   RESTRICTIONS

     BATNET shall obtain the prior written approval of Cavion prior to conducting any mailings, advertising or other promotional activities directed at Cavion, Member Emporium, and/or Cavion Credit Union Members. BATNET shall submit to Cavion all mailing, advertising and other promotional material prior to any distribution thereof.

7.   MARKETING MATERIALS

     7.1  INITIAL AND ANNUAL MARKETING PLAN

     Both parties shall agree to an initial marketing plan related to the launch of Cavion's and/or Cavion Credit Unions' BAM. Such Marketing plan will be reviewed and modified within 90 days subsequent to the launch of the first five
(5) credit unions. Thereafter, and prior to each calendar half-year, BATNET and Cavion shall agree to an overall marketing plan for the Cavion and/or Cavion Credit Union BAM for that year, which BATNET and Cavion shall implement through the use of Marketing Materials. Marketing Materials may include, but not be limited to, any brochure, pamphlet, statement stuffer, advertisement, telemarketing script or talking points, sign, in-person promotion, convention exhibit, seminar, social event, program sponsorship, or other promotions used in connection with Cavion's and/or Cavion Credit Unions' BAM to encourage use of the same. Until such a new plan is agreed upon the parties may continue marketing in the manner provided by the plan then currently in effect.

     7.2  MEMBER NAMES AND EMAIL ADDRESSES

     In addition to the foregoing marketing materials, in order to effectuate an effective marketing campaign, Cavion will use reasonable efforts to obtain from Cavion Credit Unions for BATNET any and all member demographics, including, but not limited to, names, addresses and e-mall addresses, the costs of which shall be paid by BATNET. Notwithstanding the foregoing, Cavion will not obtain any member information from member who have opted-out of any such program.

                                    EXHIBIT E

                         EXAMPLES OF BATNET ASSOCIATIONS

                                    EXHIBIT F

                         EXAMPLES OF CAVION ASSOCIATIONS

                                    EXHIBIT G

                          EXAMPLES OF CAVION MERCHANTS